Exhibit 10.3

EMPLOYMENT RESTRICTIONS AGREEMENT

This Employment Restrictions Agreement (this “Agreement”) is made and entered into between Employer (as defined in herein) and                  (“Employee”) and is effective as of              (the “Effective Date”).

In consideration of the covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and Employer, intending to be legally bound, agree as follows:

1.	ARTICLE ONE: DEFINITIONS

Section 1.1 “Competitive Business” means any Person (including Employee), and any parent, subsidiary, partner, agent, or affiliate of any Person, that engages in, or plans to become engaged in, the development, design, production, manufacture, promotion, marketing, sale, support or service of a Competitive Service (as defined herein), Competitive Service Support (as defined herein), or any other product, good, process, or service that has been or is being developed, designed, produced, manufactured, marketed, promoted, sold, licensed or serviced by any Person other than Employer or Employer’s Affiliates that would compete with or displace any services or products sold or being developed for sale by Employer or Employer’s Affiliates during Employee’s employment with Employer or engages in any other activities so similar in nature or purpose to those of Employer that they would displace business opportunities or customers of Employer [, which include (without limitation) the [following entities:                     ] [each company named in the peer group of the Company’s then-current annual report on Form 10-K filed with the Securities and Exchange Commission]].

Section 1.2 “Competitive Service” means any service, process, solution or product that has been or is being developed, designed, produced, manufactured, marketed, promoted, sold, offered, licensed or serviced by any Person other than Employer or Employer’s Affiliates that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any Employee-Related Service (as defined herein).

Section 1.3 “Competitive Service Support” means any research, development, analysis, planning or support services of any kind or nature, including, without limitation, theoretical, applied, business, technical, regulatory, or systems research, analysis, planning, or support for or by any Person other than Employer or Employer’s Affiliates that is intended for, or may be useful in, assisting, improving or enhancing any aspect of the development, design, production, manufacture, marketing, promotion, sale, support or service of a Competitive Service.

Section 1.4 “Confidential Information” means information of any kind, nature, or description, that (i) relates to Employer’s or Employer’s Affiliates’ business; (ii) provides Employer or Employer’s Affiliates economic value or any business advantage; (iii) is not generally known to the public; and (iv) is learned or developed by the Employee as a direct or indirect result of or during the course of the Employee’s employment with Employer. Confidential Information includes, but is not limited to, Employer or Employer’s Affiliates’ trade

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secrets, and Inventions and may also relate to, without limitation, any customer; business, merchandise, or marketing procedures, processes and services; hardware; software; research; marketing; developments; products; product lines; design; purchasing; finances and financial affairs; accounting; merchandising; selling; engineering; employees; training; business practices; business plans; business strategies; acquisitions; potential acquisitions; customer lists; customer contact lists; information provided by customers of Employer or Employer’s Affiliates; proprietary information; employee lists; employee compensation information; vendor lists; supplier lists; pricing; pricing agreements; merchandise resources; supply resources; service resources; system designs; procedures manuals; policies; non-public personal information and protected health information about consumers; social security numbers; drivers license numbers (or state or federal identification card numbers); financial account numbers; credit or debit card numbers; the prices Employer or Employer’s Affiliates obtain or have obtained or at which they sell or have sold their services or products; or the name of Employer or Employer’s Affiliates personnel and those to whom the personnel report.

Section 1.5 “Employee-Related Service” means goods, processes, or services that have been or are being developed, designed, produced, manufactured, marketed, promoted, sold, licensed or serviced by Employer or Employer’s Affiliates that either (i) relate to the services the Employee performed as an employee for Employer at any time in the 12 months immediately preceding the Employee’s last day of employment with Employer; or (ii) that the Employee had access to Confidential Information at any time in the 12 months immediately preceding the Employee’s last day of employment with Employer.

Section 1.6 “Employer” means [Harte-Hanks, Inc.] [or appropriate subsidiary].

Section 1.7 “Employer’s Affiliates” means Harte-Hanks, Inc. and any other corporation, partnership, limited liability company, joint venture or other entity of which a majority of equity interests is now or at any time afterward owned, directly or indirectly, by Harte-Hanks, Inc. or any of its subsidiaries.

Section 1.8 “Inventions” means any and all inventions, discoveries, concepts, and ideas, whether or not patentable, including, without limitation, devices, processes, methods, formulas, techniques, improvements, modifications or know-how related thereto, that relate to any part of Employer’s or Employer’s Affiliates’ business or any business contemplated by Employer or Employer’s Affiliates, that is conceived or developed by Employee during employment or thereafter. Any invention conceived or developed after the termination of Employee’s employment shall be deemed an “Invention” in accordance with this Agreement if such invention is based, derived from, or related to work performed by Employee during his or her Employment or Employer’s Confidential Information. All drawings, manuals, correspondence, notebooks, reports, and other like materials and information relating to Inventions shall be deemed part of the Invention for purposes of this Agreement.

Section 1.9 “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust, or any other entity or organization.

Section 1.10 “Restricted Customer” means those persons to which Employer has sold, negotiated for sales, marketed, attempted to or actually promoted or provided products or

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services to at any time during the 12 months immediately prior to Employee’s last day of employment, and with respect to which Employee has participated in any efforts related to the sales, marketing, negotiation or provision of goods or services, had contact with or supervised employees who had contact with, or received Confidential Information about within the 12 months immediately prior to Employee’s last day of employment.

Section 1.11 “trade secrets” means any formula, pattern, device or compilation of information that generally facilitates the provision of services or sale of products, increases revenues, or provides an advantage over the competition, is not generally known, and is identified as such

2.	ARTICLE TWO: EMPLOYER/EMPLOYEE COVENANTS.

Section 2.1 Employer Covenants. Upon the execution of this Agreement by both parties, Employer will place the Employee in a position of special trust, and will provide the Employee with: (a) Confidential Information and access to such information; (b) specialized training, including self study materials and course work, classroom training, on-line training, on-the-job training, and instruction as to Employer’s products, services and methods of operations; and (c) goodwill support such as expense reimbursements in accordance with Employer’s policies, Confidential Information related to Employer’s current and prospective clients, customers, business associates, vendors and suppliers, and/or contact and relationships with current and potential clients, customers and business associates, in order to help the Employee develop goodwill for Employer. The foregoing is not contingent upon continued employment of the Employee for any length of time, but is contingent upon the Employee not working for or assisting a Competitive Business (as defined herein) and the Employee’s full compliance with the restrictions in Articles 2 and 3. The Employee specifically acknowledges that the items described in (a), (b) and (c) above will be items that the Employee has not previously been given and that the Employee would not be given but for the execution of this Agreement.

Section 2.2 Employee Covenants. The Employee agrees not to, directly or indirectly, participate in the unauthorized use, disclosure or conversion of any Confidential Information. Specifically, but without limitation, the Employee agrees not to use Confidential Information for his sole benefit, or for the benefit of any person or entity in any other way that harms Employer or diminishes the value of the Confidential Information to Employer. Employee also agrees to use the specialized training, goodwill and contacts developed with Employer’s customers and contractors for the exclusive benefit of Employer, and agrees not to use these items at any time in a way that would harm the business interests of Employer.

Section 2.3 [Settlement of Rights. By this Agreement, Employer is providing the Employee with rights that the Employee did not previously have. In exchange for the foregoing and the additional terms agreed to in this Agreement, if the Employee is an existing employee of Employer, Employee agrees that (a) he is being provided with access to Confidential Information, specialized training and Employer’s goodwill with its customers and other persons, to which he has not previously had access; (b) all goodwill developed with Employer’s clients, customers and other business contacts by the Employee during past employment with Employer are the exclusive property of Employer, and (c) the Confidential Information and specialized training received by the Employee during past employment with Employer will be

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used only for the benefit of Employer. The Employee waives and releases any claim that he should be able to use, for the benefit of any competing person or entity, client and customer goodwill, specialized training, or Confidential Information, that was previously received or developed by the Employee while working for Employer.]

Section 2.4 Goodwill with Customers. The Employee acknowledges that Employer and Employer’s Affiliates have near permanent relationships with their customers and own the goodwill in the Employee’s relationships with customers that the Employee will or has developed or maintained in the course and scope of the Employee’s employment with Employer. If the Employee owned goodwill in a relationship with a customer when the Employee commenced employment with Employer, the Employee assigns any and all such goodwill to Employer, and Employer shall become the owner of such goodwill.

Section 2.5 Employer’s Property. All documents and things provided to the Employee by Employer or Employer’s Affiliates for use in connection with the Employee’s employment, or created by the Employee in the course and scope of the Employee’s employment with Employer, are the sole property of Employer or Employer’s Affiliates and shall be held by the Employee as a fiduciary on behalf of Employer. Immediately upon termination of the Employee’s employment—without the requirement of a prior demand by Employer—the Employee shall surrender to Employer all such documents and things, including, but not limited to, all Confidential Information and all documents and things related to Restricted Customers (as defined herein) or Employee-Related Service (as defined herein), together with all copies, recording abstracts, notes, reproductions or electronic versions of any kind made from or about the documents and things and the information they contain.

Section 2.6 Duty of Loyalty. The Employee understands that by virtue of employment with Employer, the Employee owes Employer a duty of loyalty and agrees to treat all Confidential Information, training, relationships with customers, goodwill, and property entrusted to the Employee as a fiduciary. The Employee agrees to use such training and maintain and protect such Confidential Information, customer relationships, goodwill, and property solely for Employer’s benefit. The Employee further agrees that nothing in this Agreement shall limit, in any way, the fiduciary duties that the Employee owes to Employer under any applicable law, apart from this Agreement.

3.	ARTICLE THREE: PROTECTIVE COVENANTS.

The Employee agrees that the following covenants are reasonable and necessary agreements for the protection of the business interests covered in the fully enforceable, ancillary agreements set forth in this Agreement, including those in Article Two above.

Section 3.1 Non-Competition. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee shall not—directly or indirectly—be employed by, supervise, assist, perform services, work, or otherwise engage in activities for a Competitive Business in any capacity that relates to any Competitive Service or Competitive Service Support anywhere in the United States or in any foreign country in which Employer or Employer’s Affiliates are then marketing or selling services, which the parties stipulate is a reasonable geographic area

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because of the scope of Employer’s operations and Employee’s employment with Employer. Employee may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

Section 3.2 Non-Solicitation of Employees/Contractors. The Employee agrees that while employed by Employer and for 24 months after the last day of employment, regardless of the reason for termination of employment, the Employee shall not directly or indirectly solicit, cause to be solicited, assist or otherwise be involved with the solicitation of, any employee, contractor or other person to terminate that person’s employment, contract or relationship with Employer or to breach that person’s employment agreement or contract with Employer. Further, the Employee agrees that while employed by Employer and for 24 months after the last day of employment, regardless of the reason for termination of employment, the Employee will not, directly or indirectly, hire, recruit, solicit, or participate or assist any person or entity in hiring, recruiting or soliciting, any individual who was an employee or contractor during the 6-month period immediately following such employee or contractor’s termination of employment, contract or relationship with Employer.

Section 3.3 Non-Solicitation of Customers. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee shall not—on behalf of a Competitive Business—directly or indirectly solicit, cause to be solicited, sell to, contact, supervise, assist or otherwise be involved with the solicitation of, or do or otherwise attempt to do business with a Restricted Customer in connection with or relating to a Competitive Service or Competitive Service Support. This paragraph is geographically limited to wherever any Restricted Customer can be found or is available for solicitation, or anywhere in the United States or in any foreign country in which Employer or Employer’s Affiliate are then marketing or selling services, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer. Employee may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

Section 3.4 Early Resolution Conference/Employee Notification Obligations. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should Employee later challenge any provision as unclear, unenforceable, or inapplicable to any competitive activity that Employee intends to engage in, Employee will first notify Employer in writing and meet with an Employer’s representative and a neutral mediator (if Employer elects to retain one at its expense) to discuss resolution of any disputes between the parties. Employee will provide this notification at least 14 days before Employee engages in any activity on behalf of a Competitive Business or engages in other activity that could foreseeably fall within a questioned restriction. The failure to comply with this requirement shall waive Employee’s right to challenge the reasonable scope, clarity, applicability, or enforceability of the Agreement and its restrictions at a later time. All rights of both parties will be preserved if the Early Resolution Conference requirement is complied with even if no agreement is reached in the conference. Employee further agrees that during the

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term of the restrictions in Sections 3.1, 3.2 and 3.3, Employee shall promptly inform Employer in writing of the identity of any new employer, the job title of Employee’s new position and a description of any services to be rendered to that Employer; and, if the new Employer is a Competitive Business, will communicate Employee’s obligations under this Agreement to each new employer, which shall include providing each new employer with a copy of this Agreement.

4.	ARTICLE FOUR: INVENTIONS

Section 4.1 Disclosure. During and after Employee’s employment, Employee shall promptly and completely disclose, in writing, to Employer or its designee all conceived or developed Inventions, as defined in this Agreement.

Section 4.2 Ownership of Inventions. Any and all Inventions shall be the absolute property of Employer or its designees. Employer’s ownership in and to such Inventions shall vest without regard to Employee’s conception or development of the Inventions during or outside regular business hours, on or off Employer’s premises, or with or without the use of Employer’s resources or materials. During employment and as necessary thereafter, Employee shall assist Employer to obtain, perfect and maintain all intellectual property rights covering such intellectual property that Employer seeks to protect, and shall execute all documents and do all things necessary to obtain for Employer all such intellectual property rights.

Section 4.3 Patents. Upon Employer’s request and at Employer’s expense, Employee agrees to make application in due form for United States letters patents or foreign letters patents or the like (“Patents”) that claim, register or disclose Inventions, in whole or in part. Employee further agrees to assign to Employer all right, title, and interest in and to any Patent application and any Patent that may result. To this end, Employee agrees to execute any and all instruments and do any and all acts necessary or desirable in connection with filing a Patent application and perfecting Employer’s entire right, title, and interest in and to such Patent application and any resulting Patent. To maintain or further Employer’s rights, title, and interest in a Patent, Employee further agrees, both during and after his employment with Employer, to execute any and all instruments and do any and all acts necessary or desirable (including giving testimony in support of Employee’s inventorship) in connection with any continuations, reissues, reexaminations or the like, or in the conduct of any related proceedings or litigation.

Section 4.4 Copyrights. Employee acknowledges that Employer shall be the copyright proprietor of all copyrighted works created or developed by Employee, whether solely or jointly with others, during Employee’s employment, and such works created pursuant to the performance of Employee’s duties shall be “works for hire.” Where a copyrighted work prepared by Employee does not satisfy the statutory requirements of a “work for hire,” Employee agrees to assign to Employer all right, title, and interest in the copyrighted work.

5.	ARTICLE FIVE: SURVIVAL/ENFORCEMENT OF COVENANTS.

Section 5.1 Conditions Precedent. Any monetary payments of any kind, including but not limited to, compensation, wages, separation pay or bonuses by Employer to Employee is expressly conditioned upon Employee’s compliance with the restrictive covenants in this Agreement.

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Section 5.2 Remedies. In the event of breach or threatened breach by Employee of any provision of this Agreement, Employer shall be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, (ii) recovery of all attorneys’ fees and costs incurred by Employer in obtaining such relief, and (iii) any other legal and equitable relief to which Employer may be entitled, including without limitation any and all monetary damages which Employer may incur as a result of said breach or threatened breach. An agreed amount for the bond to be posted if an injunction is sought by Employer is $500. Employer may pursue any remedy available, without limitation, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

Section 5.3 Survival of Covenants. Each restriction set forth in Articles 2 and 3 hereof shall survive the termination of the Employee’s employment with Employer. The existence of any claim or cause of action of the Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of any covenant contained in this Agreement. In the event an enforcement remedy is sought under Sections 3.1, 3.2, or 3.3, the time periods provided for in those Sections shall be extended by one day for each day the Employee failed to comply with the restriction at issue.

6.	ARTICLE SIX: RESTRICTIVE COVENANTS IN CERTAIN STATES / STATE ADDENDUM

If this Agreement is deemed by any Court of competent jurisdiction to be subject to the laws of any of the following states: California, Colorado, Georgia, Louisiana, Missouri, Montana, North Dakota, Oklahoma, Oregon, Virginia or Wisconsin, the addendum attached hereto for the applicable State shall be effective; otherwise, none of the addendums will be deemed to be effective. If any of the restrictions in this Agreement are deemed unenforceable under an applicable forum’s law, including any of the restrictions contained in Articles 2 or 3, the parties expressly agree that such will not affect the enforceability of any of the remaining provisions of the Agreement.

7.	ARTICLE SEVEN: MISCELLANEOUS

Section 7.1 Notices. All notices provided for by this Agreement shall be made in writing and delivered either in person, by certified mail, or facsimile:

If to Employer:

If to Employee:

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Section 7.2 Entire Agreement. [Except as to any prior written intellectual property, non-competition, non-solicitation and non-disclosure covenants or agreements entered into between Employer and Employee,] [t]his Agreement supersedes all prior agreements and understandings, oral or written, if any, between Employer and Employee relating to the matters herein. No supplement, modification, amendment, or waiver of any of the terms, conditions, or provisions in this Agreement can be made unless they are in writing and signed by both Employer and Employee.

Section 7.3 Parties Bound. This Agreement and the rights and obligations under it shall be binding upon and inure to the benefit of Employer, Employee, and their respective heirs, personal representatives, successors and assigns; provided, however, that Employee may not assign any rights or obligations under this Agreement without the express written consent of Employer.

Section 7.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced without such illegal, invalid, or unenforceable provision, and the remaining provisions in this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance. Further, if any of the restrictions in Articles 2 or 3 are deemed unenforceable as written, the parties expressly authorize the court or arbitrator to revise, delete, or add to those restrictions to the extent necessary to enforce the intent of the parties and to provide effective protection for Employer’s goodwill, specialized training, Confidential Information, and other business interests.

Section 7.5 Waiver. Any waiver by Employer of a breach of any provision of this Agreement must be in writing and signed by Employer to be effective. Any waiver by Employer of a breach of this Agreement shall not operate or be construed as a waiver by Employer of any different or subsequent breach of this Agreement by Employee.

Section 7.6 Governing Law and Venue. It is the intention of the parties that the laws of the State of Texas should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto without regard to any contrary conflicts of laws principles. It is stipulated that Texas has a compelling state interest in the subject matter of this Agreement, and that Employee has or will have regular contact with Texas in the performance of this Agreement. The agreed upon venue and personal jurisdiction for the parties on any claims or disputes under this Agreement is Bexar, Texas.

Section 7.7 Section Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

Section 7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

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Section 7.9 Waiver of Jury Trial.

EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREBY OR ANY DISPUTE RELATING HERETO. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

THE COMPANY

By:

Name:

Title:

Date:

EMPLOYEE:

I acknowledge that I have carefully read the foregoing Agreement and understand that it constitutes an enforceable contract between myself and Employer.

Printed Name:

Date:

Signature:

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CALIFORNIA ADDENDUM

To the extent that California law is deemed to govern this Agreement, the following modifications apply:

The restrictions contained in Section 3.3 will only be applicable to the extent necessary to protect Employer’s Trade Secret information to which Employee was exposed pursuant to the terms of this Agreement. Further, each of the protective covenants contained in the Agreement that constitutes a prohibited non-compete restriction under California law, including the restrictions contained in Section 3.1, will be inapplicable.

COLORADO ADDENDUM

To the extent that Colorado law is deemed to govern this Agreement, the following modifications apply:

The protective covenants contained in the Agreement, including all of the restrictions contained in Articles 2 and 3, will not be applicable to the extent they are designed to protect Employer’s goodwill.

If at the time of Employee’s termination, Employee is not employed as an executive, manager, or officer, or on the professional staff of an executive or manager, then each of the protective covenants of the Agreement, including Sections 2.2, 2.3, 3.1 and 3.3, apply only to the extent necessary to protect a trade secret of Employer or Employer’s Affiliates.

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GEORGIA ADDENDUM

To the extent that Georgia law is deemed to govern this Agreement, the following modifications apply:

1. The restriction set forth in the Agreement regarding the use and disclosure of Confidential Information, including the restrictions contained in Sections 2.2 and 2.3, will be limited to five years from the date of termination of Employee’s employment, if the Confidential Information is not a trade secret. If the Confidential Information is a trade secret, the restriction will not expire until the Confidential Information loses its status as a trade secret, if ever.

2. The text in Section 3.1 is replaced with the following: Non-Competition. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee shall not be employed by, supervise, assist, perform services, work, or otherwise engage in activities for a Competitive Business in any capacity that relates to the sale, marketing, promotion, design or development of any Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination. This Section 3.1 shall be geographically limited to the areas or territories within the United States or in any foreign country where Employee sold or promoted such products, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

3. The text in Section 3.3 is replaced with the following: Non-Solicitation of Restricted Customers. For one year after termination of employment, Employee will not, directly or indirectly, solicit, cause to be solicited, sell to, contact, do or otherwise attempt to do business with a Restricted Customer for any purpose related to the sale, marketing, promotion, design or development of a Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination; provided that the Restricted Customer is a customer of Employer at the time of the prohibited solicitation or contact and to which Employee directly sold or promoted products on behalf of Employer during the one year period immediately preceding his or her termination. This Section is geographically limited to wherever any Restricted Customer can be found or is available for solicitation, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

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LOUISIANA ADDENDUM

To the extent that Louisiana law is deemed to govern this Agreement, the following modifications apply:

If any of the protective covenants contained in the Agreement, including any of the restrictions set forth in Sections 3.1, 3.2, and 3.3 restrict activity in Louisiana, they will apply only in those Louisiana parishes listed below in which Employer or any of Employer’s Affiliates conduct business at the time of the restricted activity and within the year prior to Employee’s termination of employment with Employer.

Acadia Parish	Madison Parish
Allen Parish	Morehouse Parish
Ascension Parish	Natchitoches Parish
Assumption Parish	Orleans Parish
Avoyelles Parish	Ouachita Parish
Beauregard Parish	Plaquemines Parish
Bienville Parish	Pointe Coupee Parish
Bossier Parish	Rapides Parish
Caddo Parish	Red River Parish
Calcasieu Parish	Richland Parish
Caldwell Parish	Sabine Parish
Cameron Parish	St. Bernard Parish
Catahoula Parish	St. Charles Parish
Claiborne Parish	St. Helena Parish
Concordia Parish	St. James Parish
De Soto Parish	St. John The Baptist Parish
East Baton Rouge Parish	St. Landry Parish
East Carroll Parish	St. Martin Parish
East Feliciana Parish	St. Mary Parish
Evangeline Parish	St. Tammany Parish
Franklin Parish	Tangipahoa Parish
Grant Parish	Tensas Parish
Iberia Parish	Terrebonne Parish
Iberville Parish	Union Parish
Jackson Parish	Vermilion Parish
Jefferson Davis Parish	Vernon Parish
Jefferson Parish	Washington Parish
La Salle Parish	Webster Parish
Lafayette Parish	West Baton Rouge Parish
Lafourche Parish	West Carroll Parish
Lincoln Parish	West Feliciana Parish
Livingston Parish	Winn Parish

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MISSOURI ADDENDUM

To the extent that Missouri law is deemed to govern this Agreement, the following modifications apply:

If Employee provides only secretarial or clerical services, then none of the restrictions regarding competition, solicitation, or use or disclosure of Trade Secrets or other Confidential Information, including the protective covenants contained in Articles 2 and 3, shall be applicable.

For all other employees, the following modifications apply:

1. The text in Section 3.1 is replaced with the following: Non-Competition. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee shall not be employed by, supervise, assist, perform services, work, or otherwise engage in activities for a Competitive Business in any capacity that relates to any sale, marketing, promotion, design or development of a Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination. This Section 3.1 shall be geographically limited to the areas or territories within the United States or in any foreign country where Employee sold or promoted such products, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

2. The text in Section 3.3 is replaced with the following: Non-Solicitation of Restricted Customers. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee will not, directly or indirectly, solicit, cause to be solicited, sell to, contact, do or otherwise attempt to do business with a Restricted Customer for any purpose related to the sale, marketing, promotion, design or development of a Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination; provided that the Restricted Customer is a customer of Employer at the time of the prohibited solicitation or contact and to which Employee directly sold or promoted products on behalf of Employer during the one year period immediately preceding his or her termination. This Section is geographically limited to wherever any Restricted Customer can be found or is available for solicitation, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

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MONTANA ADDENDUM

To the extent that Montana law is deemed to govern this Agreement, the following modifications apply:

Each of the protective covenants contained in the Agreement that constitutes a prohibited non-compete restriction under Montana law, including the restrictions contained in Section 3.1, will be inapplicable.

NORTH DAKOTA ADDENDUM

To the extent that North Dakota law is deemed to govern this Agreement, the following modifications apply:

Each of the protective covenants contained in the Agreement that constitutes a prohibited non-compete restriction under North Dakota law, including the restrictions contained in Section 3.1, will be inapplicable.

OREGON ADDENDUM

To the extent that Oregon law is deemed to govern this Agreement, the following modifications apply:

Section 3.1 shall only be applicable if Employee is a person described in ORS §630.023(3) (an individual engaged in administrative, executive or professional work who performs predominantly intellectual, managerial or creative tasks, exercises discretion and independent judgment and is paid on a salary basis) and receives an annual gross salary and commissions at the time of his or her termination that exceeds the median family income for a four person family as determined by the United State Census Bureau for the most recent year available at the time of the Employee’s termination.

OKLAHOMA ADDENDUM

To the extent that Oklahoma law is deemed to govern this Agreement, the following modifications apply:

Each of the restrictions contained in Section 3.1 shall be inapplicable. The text in Section 3.3 is replaced with the following: Non-Solicitation of Restricted Customers. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee will not, directly or indirectly, solicit, cause to be solicited, sell to, contact, do or otherwise attempt to do business with a Restricted Customer for any purpose related to the sale, marketing, promotion, design or development of a Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination; provided that the Restricted Customer is a customer of Employer at the time of the prohibited solicitation or contact and to which Employee directly sold or promoted products on behalf of Employer during the one year period immediately preceding his or her termination. This Section is geographically limited to wherever any Restricted Customer can be found or is available for solicitation, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

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VIRGINIA ADDENDUM

To the extent that Virginia law is deemed to govern this Agreement, the following modifications apply:

1. The text in Section 3.1 is replaced with the following: Non-Competition. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee shall not be employed by, supervise, assist, perform services, work, or otherwise engage in activities for a Competitive Business in any capacity that relates to the sale, marketing, promotion, design or development of any Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination. This Section 3.1 shall be geographically limited to the areas or territories within the United States or in any foreign country where Employee sold or promoted such products, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

2. The text in Section 3.3 is replaced with the following: Non-Solicitation of Restricted Customers. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee will not, directly or indirectly, solicit, cause to be solicited, sell to, contact, do or otherwise attempt to do business with a Restricted Customer for any purpose related to the sale, marketing, promotion, design or development of a Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination; provided that the Restricted Customer is a customer of Employer at the time of the prohibited solicitation or contact and to which Employee directly sold or promoted products on behalf of Employer during the one year period immediately preceding his or her termination. This Section is geographically limited to wherever any Restricted Customer can be found or is available for solicitation, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

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WISCONSIN ADDENDUM

To the extent Wisconsin law is deemed to govern this Agreement, the following modifications apply:

1. The text in Section 3.1 is replaced with the following: Non-Competition. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee shall not be employed by, supervise, assist, perform services, work, or otherwise engage in activities for a Competitive Business in any capacity that relates to the sale, marketing, promotion, design or development of any Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination. This Section 3.1 shall be geographically limited to the areas or territories within the United States or in any foreign country where Employee sold or promoted such products, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

2. The text in Section 3.3 is replaced with the following: Non-Solicitation of Restricted Customers. Employee agrees that while employed by Employer and for 12 months after the last day of employment, regardless of the reason for termination of employment, Employee will not, directly or indirectly, solicit, cause to be solicited, sell to, contact, do or otherwise attempt to do business with a Restricted Customer for any purpose related to the sale, marketing, promotion, design or development of a Competitive Service that is the same or similar to, performs any of the same or similar functions, may be substituted for, or is intended to be or is used for any of the same purposes as any product that Employee directly sold, marketed, promoted, designed or developed in the one year period immediately preceding his or her termination; provided that the Restricted Customer is a customer of Employer at the time of the prohibited solicitation or contact and to which Employee directly sold or promoted products on behalf of Employer during the one year period immediately preceding his or her termination. This Section is geographically limited to wherever any Restricted Customer can be found or is available for solicitation, which the parties stipulate is a reasonable geographic area because of the scope of Employer’s operations and Employee’s employment with Employer.

DAL:784897.4

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